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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                                                           Names Under Which
         Subsidiary                        Jurisdiction of Organization                Subsidiary Does Business
         ----------                        ----------------------------                ------------------------
FirstBank (formerly named First           Federal Savings and Loan                    FirstBank
Savings Bank, F.S.B.)                     Charter

First Equity Development                  New Mexico                                  Inactive
Corporation
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